Exhibit 10.2
EXECUTION VERSION
AMENDMENT NO. 5 TO REVOLVING DIP CREDIT AGREEMENT
          This AMENDMENT NO. 5, dated as of January 30, 2008 (this “Amendment”), is entered into by and among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (the “Company”), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Holdings”), certain SUBSIDIARIES OF HOLDINGS AND COMPANY, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders from time to time party to the Revolving DIP Credit Agreement (as defined below) (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent, and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and BANK OF AMERICA, N.A., as Issuing Bank.
RECITALS:
          WHEREAS, the Company, Holdings, the Lenders, the Administrative Agent and the other parties thereto have entered into that certain Senior Secured Super-Priority Debtor in Possession Revolving Credit and Guaranty Agreement, dated as of November 30, 2006 (as amended hereby and as further amended, modified or restated from time to time, the “Revolving DIP Credit Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Revolving DIP Credit Agreement; and
          WHEREAS, the Company desires to amend the Revolving DIP Credit Agreement to, among other things, extend the Maturity Date; and
          WHEREAS, the Company, Holdings and Ableco Finance LLC (“Ableco”) have entered into the commitment letter, including the term sheet attached thereto as Exhibit A, dated January 21, 2008 and attached hereto as Exhibit I (the “Ableco Commitment Letter”), and intend to enter into a DIP term credit facility in the aggregate amount of $170,000,000 (consisting of a $150,000,000 term loan and a $20,000,000 synthetic LC facility) (the “Replacement Term Loan DIP Facility”), the proceeds of which shall be used, in part, to repay in full and replace the Term Loan Obligations; and
          WHEREAS, the Administrative Agent and the Lenders have agreed, subject to the limitations and conditions set forth herein, to amend or otherwise modify the Revolving DIP Credit Agreement, and to effect certain consents and waivers as set forth herein.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS
     1.1. Amendments to the Revolving DIP Credit Agreement. As of the first date on which all of the conditions precedent set forth in Section 3 hereof shall have been satisfied (the “Effective Date”):
          (a) The aggregate amount of the Revolving Commitments of the Lenders is permanently reduced to $90,000,000 and the amount of the Revolving Commitment of each Lender is reduced on a pro rata basis so that the Pro Rata Share of each Lender of the aggregate Revolving Commitments remains unchanged.
          (b) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by inserting the following definitions in such Section 1.1 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.1:
““Fifth Amendment Effective Date” means the “Effective Date” as defined in Amendment No. 5 to this Agreement.
“Property Portfolio” means the real property located at (i) 9444 Florida Mining Boulevard East, Jacksonville, Florida, (ii) 617 Douro Street, Stratford, Ontario, Canada, (iii) 322 East Bridge Street, Brownstone, Indiana, (iv) 800 North College Street, Fulton, Kentucky, (v) 132 Ferro Road, Pikeville, Tennessee, (vi) 1775 East U.S. 20, LaGrange, Indiana, (vii) 5 Industrial Loop, Hannibal, Missouri, (viii) 345 Ecclestone Road, Bracebridge, Ontario, Canada and (ix) 445 Helm Street, Brookfield, Missouri.”;
          (c) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by inserting in clause (c) of the definition of “Borrowing Base” immediately after the word “Carve-Out”, the words “or, if greater, the maximum amount of the carve-out under the Term Loan DIP Credit Agreement and the interim order or final order (as applicable) with respect to the Term Loan DIP Credit Agreement”;
          (d) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by inserting in clause (d) of the definition of “Change of Control” immediately after the words “Term Loan DIP” and immediately before the word “Agreement”, the word “Credit”;
          (e) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by inserting in subclause (i) of clause (a) of the definition of “Liquidity Event Period” immediately after the words “less than $35,000,000”, the words “for a period of two (2) consecutive Business Days”;
          (f) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by replacing “January 31, 2008” in clause (i) of the definition of “Maturity Date” with “June 30, 2008”;
          (g) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by deleting the definition of “Maximum Credit” in its entirety and replacing it in its entirety with the following:
““Maximum Credit” means, at any time, the least of (i) the Revolving Commitments in effect at such time, and (ii) the Borrowing Base at such time.”;
          (h) Section 1.1 (Definitions) of the Revolving DIP Credit Agreement is hereby amended by deleting the definition of “Term Loan DIP Credit Agreement” in its entirety and replacing it in its entirety with the following:

““Term Loan DIP Credit Agreement” means the Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of January 30, 2008, among Company, the Guarantors, Ableco Finance LLC, as Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent and the lenders party thereto.”;
          (i) Section 2.8 (Interest on Loans) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting from clause (i)(A) of Section 2.8(a), the percentage “0.75%” and replacing it with the percentage “1.25%”; (ii) deleting from clause (i)(B) of Section 2.8(a), the percentage “1.75%” and replacing it with the percentage “2.25%”; and (iii) deleting from clause (ii) of Section 2.8(a), the percentage “0.75%” and replacing it with the percentage “1.25%”;
          (j) Section 2.14(a) (Asset Sales) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the words “one Business Day” in the first lien thereof and replacing them with the words “two Business Days” and (ii) adding the following words at the end of such Section 2.14(a):
“; provided, further, that, (x) Company may retain 50% of the Net Asset Sale Proceeds from Asset Sales of the Property Portfolio, it being understood, however, that such Net Asset Sale Proceeds shall be applied to pay down any then outstanding principal amount of Swing Line Loans and Revolving Loans (without a permanent reduction in the Swing Line Commitment or Revolving Commitment) and may be reborrowed subject to satisfaction of the conditions for borrowing set forth herein and (y) Company may apply up to $5,750,000 of Net Asset Sale Proceeds of Asset Sales of the assets of a Foreign Subsidiary, first, to the severance costs that have been incurred by the Company and its Subsidiaries prior to the date of receipt of such Net Asset Sale Proceeds until such amounts are paid in full, and, second, after all such severance costs are paid in full, to amounts outstanding under the Indebtedness permitted pursuant to Section 6.1(l)”;
          (k) Section 2.18 (Making or Maintaining LIBOR Loans) of the Revolving DIP Credit Agreement is hereby amended by deleting the following sentence therefrom:
“Notwithstanding anything in any Credit Document to the contrary, including but not limited to this Section 2.18, Section 2.9 hereof, or any other provision of this Agreement, as of the Fourth Amendment Effective Date (i) all Loans shall automatically be deemed to be Base Rate Loans, (ii) no Loans may be made as, or converted to, LIBOR Loans and (iii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to such Loans shall be deemed to be rescinded by Company.”;
          (l) Section 4 (Representations and Warranties) of the Revolving DIP Credit Agreement is hereby amended by inserting after Section 4.24, new Sections 4.25, 4.26, 4.27 and 4.28 as follows:
“4.25 Appointment of Trustee or Examiner; Liquidation. No order has been entered in any Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.
4.26 Insurance. Each Credit Party keeps its property adequately insured and maintains (i) public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons and (ii) such other insurance as may be required by law. Schedule 4.26 sets forth a list of all insurance maintained by each Credit Party on the Closing Date.
4.27 Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.
4.28 Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Credit Documents are true and correct in all respects at the time as of which such representations were made and on the Closing Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.”;
          (m) Section 5.1(c) (Annual Financial Statements) of the Revolving DIP Credit Agreement is hereby amended by inserting after the words “Within 120 days after the end of each Fiscal Year”, the following:
“or, in the case of the Fiscal Year ending December 31, 2007, within 150 days after the end of such Fiscal Year”;
          (n) Section 5.1(j) (Notice Regarding Material Contracts) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.8(b) in its entirety and replacing it in its entirety with the following:
“ (j) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent, and an explanation of any actions being taken with respect thereto.”;

          (o) Section 5.1(o) (Financial Statements and Other Reports) of the Revolving DIP Credit Agreement is hereby amended by deleting clause (i) in its entirety and replacing it in its entirety with the following:
“(i) From the Fifth Amendment Effective Date until April 10, 2008, Company shall deliver, not later than 15 days after the end of each fiscal month, a Borrowing Base Certificate as of the end of such fiscal month executed by an Authorized Officer of Company. During a Liquidity Event Period occurring prior to April 10, 2008, and for the week ending April 11, 2008 and each week thereafter, Company shall deliver, not later than four (4) Business Days after the last day of each week, an additional Borrowing Base Certificate as of the end of such weekly period (containing available updated figures for Eligible Receivables on a weekly basis and containing available updated figures for Eligible Inventory as of the most recent month end) executed by an Authorized Officer of Company. Together with each delivery of a Borrowing Base Certificate, Company shall deliver an accounts receivable aging, an accounts receivable roll-forward, an inventory summary (by type and location), an accounts payable aging and such other information as Administrative Agent may request, all in form and substance satisfactory to Administrative Agent.”;
          (p) Section 5.1 (Financial Statements and Other Reports) of the Revolving DIP Credit Agreement is hereby amended by inserting after Section 5.1(p) a new Section 5.1(q) as follows:
“(q) Term Loan Documents. Promptly after delivery or receipt thereof, copies of all reports and notices delivered to or received from the Term Loan Administrative Agent or the lenders under the Term Loan Credit Documents (other than reports and notices (or corresponding reports and notices) already delivered to the Administrative Agent and the Lenders under this Agreement).”;
          (q) Section 5.10(a) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the words “or a Canadian Subsidiary” from the second line thereof; (ii) deleting the words “and Canadian Subsidiaries” from the tenth line thereof; (iii) deleting the percentage “66%” in the tenth line thereof and replacing it with the percentage “100%”, and (iv) deleting the words “30th day” in clause (y) of the proviso at the end thereof and replacing them with the words “15th Business Day”; and (v) deleting the words “or Canadian” in clause (y) of the proviso at the end thereof;
          (r) Section 5.10(c) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the words “or Canadian Subsidiary” from the second line thereof; (ii) deleting the words “and Canadian Subsidiaries” from the eleventh line thereof; (iii) deleting the percentage “66%” in the eleventh line thereof and replacing it with the percentage “100%”, and (iv) deleting the words “30th day” in clause (y) of the proviso at the end thereof and replacing them with the words “15th Business Day”;
          (s) Section 5.11 (Further Assurances) of the Revolving DIP Credit Agreement is hereby amended by inserting inside the parenthetical at the end of Section 5.11 immediately following the words “with respect to Foreign Subsidiaries”, the following:
“; provided, however, that, such limitations with respect to Capital Stock of Foreign Subsidiaries shall not apply to the extent that the Term Loan

Obligations are secured by more than 66% of the Capital Stock of any Foreign Subsidiaries”;
          (t) Section 5 (Affirmative Covenants) of the Revolving DIP Credit Agreement is hereby amended by inserting after Section 5.15, new Sections 5.16 and 5.17 as follows:
“5.16. New Plan of Reorganization
(a) On or before March 14, 2008, the Debtors shall file (i) a revised chapter 11 plan of reorganization (the “New Plan”) and (ii) an amended disclosure statement (the “Amended Disclosure Statement”), each in form and substance satisfactory to the Administrative Agent and Requisite Lenders and providing, inter alia, for payment in full in Cash of all of the Obligations on the effective date of the New Plan.
(b) On or before April 15, 2008, the Company shall procure a commitment from a Person or Persons reasonably acceptable to the Administrative Agent and Requisite Lenders to provide equity exit financing to the Company and the Guarantors (whether in the form of a rights offering, new equity or otherwise) upon the effectiveness of the New Plan, in an amount and on terms and conditions acceptable to the Administrative Agent and Requisite Lenders.
(c) On or before May 8, 2008, the Company shall procure a commitment from a Person or Persons reasonably acceptable to the Administrative Agent and Requisite Lenders to provide debt exit financing to the Company and the Guarantors upon the effectiveness of the New Plan, in an amount and on terms and conditions acceptable to the Administrative Agent and Requisite Lenders.
(d) On or before May 15, 2008, the Bankruptcy Court shall have approved the Amended Disclosure Statement pursuant to an order, and on other terms, in form and substance satisfactory to the Administrative Agent and Requisite Lenders.
(e) On or before June 9, 2008, the Bankruptcy Court shall have entered an order in form and substance satisfactory to the Administrative Agent and Requisite Lenders confirming the New Plan.
(f) On or before June 20, 2008, the effective date of the New Plan shall have occurred and the transactions contemplated as part of the New Plan shall have closed.
5.17 Post-Fifth Amendment Effective Date Obligations.
(a) Within thirty (30) days of the Fifth Amendment Effective Date (or such later date as Administrative Agent may agree), Company shall (i) cause Collateral Agent to have a perfected security interest in 100% of the voting Capital Stock and 100% of the non-voting Capital Stock of each first-tier Foreign Subsidiary as reasonably requested by the Administrative Agent, including, Autopartes Excel de Mexico S.A. de

C.V. (Mexico), Dura de Mexico SA de CV, Ltd. JV, Dura/Excel do Brasil Ltda, Dura UK Limited, and, each other first-tier Foreign Subsidiary as reasonably requested by the Administrative Agent, organized under the laws of France, England & Wales, Scotland or Germany, in each case, pursuant to Foreign Collateral Agreements in the applicable jurisdiction for each such Foreign Subsidiary, in form and substance satisfactory to Administrative Agent; and, (ii) deliver related written opinions of counsel to the Credit Parties in connection therewith as to such matters as Administrative Agent may reasonably request. Collateral Agent (or its bailee) shall have received all pledged stock certificates and all possessory collateral for each Subsidiary of Company referred to in the immediately preceding sentence, together with stock powers or other appropriate instruments of transfer for such certificates executed in blank.
(b) Within thirty (30) days of the Fifth Amendment Effective Date (or such later date as Administrative Agent may agree), the Credit Parties shall take all reasonable action necessary to perfect, under applicable non-bankruptcy law, the lien of the Collateral Agent in any aircraft owned by such Credit Party.”;
          (u) Section 6.1(c) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.1(c) in its entirety and replacing it in its entirety with the following:
“(c) Indebtedness with respect to the Term Loan Obligations in an aggregate principal amount not exceeding the Term Loan Cap Amount (as defined in the Intercreditor Agreement);”;
          (v) Section 6.1(i) of the Revolving DIP Credit Agreement is hereby amended by deleting the dollar figure “$5,000,000” and replacing it with the dollar figure “$250,000”;
          (w) Section 6.1(j) of the Revolving DIP Credit Agreement is hereby amended by deleting the dollar figure “$10,000,000” and replacing it with the dollar figure “$6,000,000”;
          (x) Section 6.1(m) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.1(m) in its entirety and replacing it in its entirety with the following:
“(m) Indebtedness, to the extent the applicable obligations are Indebtedness, constituting a Sale and Lease-Back Transaction permitted by Section 6.11”;
          (y) Section 6.2(a) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.2(a) in its entirety and replacing it in its entirety with the following:
“(a) (i) Liens in favor of Collateral Agent granted pursuant to any Credit Document and (ii) subject to the terms of the Intercreditor Agreement, Liens on the Collateral securing the Term Loan Obligations;”;

          (z) Section 6.2(i) of the Revolving DIP Credit Agreement is hereby amended by inserting at the end thereof, the following: “in the ordinary course of business consistent with past practices”;
          (aa) Section 6.2(n) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.2(n) in its entirety and replacing it in its entirety with the following:
“(n) Liens securing Indebtedness permitted by (i) Section 6.1(i) or (j) secured only by the applicable property financed by such Indebtedness or (ii) Section 6.1(l) secured only by assets of a Foreign Subsidiary of Holdings that is not a Credit Party;”;
          (bb) Section 6.4 (No Further Negative Pledges) of the Revolving DIP Credit Agreement is hereby amended by inserting in clause (a) thereof, immediately after the words “Section 6.1(j)”, the words “and assets of a Foreign Subsidiary of Holdings that is not a Credit Party in connection with Indebtedness permitted by Section 6.1(l)”;
          (cc) Section 6.7 (Investments) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (g) thereof, (ii) deleting the period at the end of clause (h) thereof and replacing it with a semicolon, and (iii) inserting after such semicolon at the end of clause (h) thereof, a new clause (i) as follows;
“(i) Investments in any Joint Venture in an aggregate amount not to exceed at any time $1,000,000 outstanding.”;
          (dd) Section 6.8(a) (Minimum EBITDA) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.8(a) in its entirety and replacing it in its entirety with the following: “[Intentionally Omitted.]”;
          (ee) Section 6.8(b) (Budget Compliance) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.8(b) in its entirety and replacing it in its entirety with the following:
“(b) Budget Compliance. Company shall, within 4 Business Days after the last day of each week (a “Test Date”), deliver a certificate, in form and substance reasonably satisfactory to Administrative Agent (a “Budget Compliance Certificate”), demonstrating that Total Utilization of Revolving Commitments does not exceed, by more than (i) 25% for each Test Date occurring in February or March 2008, and (ii) 20% for each Test Date occurring in April 2008 and any month thereafter, the Total Utilization of Revolving Commitments set forth in the Budget for the last day of the immediately preceding month, if the Test Date is on or before the 15th day of such month (other than the month of February 2008), or for the last day of such month, if the Test Date is on or after the 16th day of such month and for any Test Date in the month of February 2008; provided that no amendment of or modification to the Budget approved by Administrative Agent following a breach arising under this provision shall be effective to cure or waive such breach without the consent of the Requisite Lenders; provided, further, that, Company shall not submit a Funding Notice or Issuance Notice (and for the avoidance of doubt, the Lenders shall not be required to fund any Loans and the

Issuing Bank shall not be required to issue any Letters of Credit) if the amount of the Loans and/or Letters of Credit requested pursuant thereto would cause the Total Utilization of Revolving Commitments to exceed the maximum amount of Total Utilization of Revolving Commitments permitted under this Section 6.8(b). In the event that Company proposes to use any Adequate Protection Portion for any purpose of other than the adequate protection payments referred to in Section 2.6, Company shall provide an updated Budget reasonably acceptable to Administrative Agent for the purposes of determining whether to approve such use (as contemplated in Section 2.6).”
          (ff) Section 6.8(c) (Excess Availability) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (i) thereof, (ii) deleting the words “Beginning on January 11, 2008 and thereafter” from clause (ii) thereof and replacing them with the words “Beginning on January 11, 2008 until the day immediately prior to the Fifth Amendment Effective Date”, (iii) deleting the period at the end of clause (ii) thereof and replacing it with a semicolon, and (iv) inserting after such semicolon at the end of clause (ii) thereof, a new clause (iii) as follows:
“(iii) Beginning on the Fifth Amendment Effective Date and thereafter, Company shall have Excess Availability of at least $25,000,000; provided, that, (x) so long as no Default or Event of Default (including, without limitation, any Event of Default resulting from a failure to satisfy the requirements of Sections 5.16(a) and 5.16(b)) shall have occurred and be continuing on April 16, 2008, beginning on April 16, 2008 and thereafter, Company shall have Excess Availability of at least $20,000,000, and (y) so long as the requirements of Section 5.16(c) shall have been satisfied and no Default or Event of Default shall have occurred and be continuing at such time, beginning on the first day after the day on which the requirements of Section 5.16(c) shall have been satisfied and thereafter, Company shall have Excess Availability of at least $15,000,000.”;
          (gg) Section 6.11 (Sales and Lease-Backs) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.11 in its entirety and replacing it in its entirety with the following:
“6.11 Sales and Lease Backs. Except as set forth on Schedule 6.11, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease (a “Sales and Lease Back Transaction”).”;
          (hh) Section 6.14 (Amendments of or Waivers with respect to Subordinated Indebtedness) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 6.14 in its entirety and replacing it in its entirety with the following:

“6.14 Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. Except as permitted pursuant to the Orders, and, with respect to the Term Loan Credit Documents and the Term Loan Obligations except as permitted in the Intercreditor Agreement, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness (other than intercompany Indebtedness in accordance with this Agreement) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations and the Term Loan Obligations and voluntary prepayments of intercompany Indebtedness not otherwise prohibited by this Agreement, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by Section 6.1), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 6.9, amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”;
          (ii) Section 6 (Negative Covenants) of the Revolving DIP Credit Agreement is hereby amended by inserting after Section 6.18, new Sections 6.19, 6.20, 6.21, 6.22 and 6.23 as follows:
“6.18 Certain Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment or other material change to or material waiver of any of its rights under any

Material Contract that is adverse to the Administrative Agent and the Lenders.
6.19 Investment Company Act of 1940. No Credit Party shall engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.
6.20 ERISA. Except to the extent resulting in liability not exceeding $2,500,000 in the aggregate at any time, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any new employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law or as in existence on the Closing Date; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.
6.21 Environmental. No Credit Party shall, nor shall it permit any of its Subsidiaries to, permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in material compliance with Environmental Laws or as could not reasonably be expected to result in a Material Adverse Effect.
6.22 Federal Reserve Regulations. No Credit Party shall, nor shall it permit any of its Subsidiaries to, permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board of Governors.”;
          (jj) Section 8.1(a) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by: (i) inserting the words “when due” at the beginning of clause (iii) thereof immediately before the words “any interest”, and (ii) deleting from clause (iii) thereof the words “within 5 days after the date due”;

          (kk) Section 8.1(b) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by deleting the dollar figure “$10,000,000” and replacing it with the dollar figure “$5,000,000”;
          (ll) Section 8.1(c) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by: (i) inserting the words “Section 5.3,” immediately before the words “Section 5.5”, (ii) inserting the words “Section 5.6, Section 5.8” immediately before the words “Section 5.13”, and (iii) inserting the words “, Section 5.16, Section 5.17” immediately before the words “or Section 6”;
          (mm) Section 8.1(e) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by deleting such Section 8.1(e) in its entirety and replacing it in its entirety with the following:
“(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and (x) with respect to any other subsection of Section 5.1 not listed in clause (c) above or Section 5.9, such default shall not have been remedied or waived within five (5) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default and (y) with respect to all other instances, such default shall not have been remedied or waived within twenty (20) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or”;
          (nn) Section 8.1(h) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the dollar figure “$10,000,000” and replacing it with the dollar figure “$5,000,000” and (ii) deleting the words “later than five days prior to the date of any proposed sale thereunder” in the parenthetical at the end thereof and replacing them with the words “enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement”;
          (oo) Section 8.1(l) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting from subclause (y) of clause (i) thereof the word “materially”, (ii) deleting the word “or” at the end of clauses (xi) and (xii) thereof, and (iii) inserting the following new clauses (xiii), (xiv) and (xv) immediately after clause (xii):
“(xiii) (x) a final order, in form and substance satisfactory to the Administrative Agent in its sole discretion, with respect to the Term Loan DIP Credit Agreement is not entered within 30 days of the date of entry of an interim order with respect thereto, or in any event immediately following the expiration of such interim order or such interim order shall cease to be in full force and effect without such final order having been entered upon or prior to such cessation or (y) such final order shall cease to be in full force and effect or either are reversed, vacated, amended, varied, stayed, supplemented or otherwise modified without the prior consent of Administrative Agent;

(xiv) except as otherwise permitted pursuant to Section 6.9, the determination of any Credit Party or any of its Subsidiaries (other than an Immaterial Subsidiary), whether by vote of such Person’s board of directors or otherwise, to suspend the operation of such Person’s business in the ordinary course, liquidate all of such Person’s assets, or employ an agent or other third party to conduct any sales of all of such Person’s assets, or the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing; or
(xv) an application for any of the orders described in this clause (l) above shall be made by a Person other than the Credit Parties and such application is not promptly contested by the Credit Parties in good faith and the relief requested is granted in an order that is not stayed pending appeal; or”;
          (pp) Section 8.1(m) (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by: (i) deleting the dollar figure “$5,000,000” and replacing it with the dollar figure “$2,500,000” and (ii) inserting the word “or” after the semicolon at the end thereof;
          (qq) Section 8.1 (Events of Default) of the Revolving DIP Credit Agreement is hereby amended by inserting the following new clauses (n), (o), (p), (q), (r) and (s) immediately after the word “or” at the end of clause (m) thereof:
“(n) the Credit Parties and their Subsidiaries (taken as a whole) are enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of their businesses for more than fifteen (15) days; or
(o) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Credit Parties, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or
(p) any cessation of a substantial part of the business of the Credit Parties and their Subsidiaries (taken as a whole) for a period which materially and adversely affects the ability of such Person to continue its business; or
(q) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or
(r) the indictment of any Credit Party or any of its Subsidiaries under any criminal statute, or commencement of criminal proceedings against any Credit Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any

Governmental Authority of any material portion of the property of such Person;”;
          (rr) Section 10.1(a) of the Revolving DIP Credit Agreement is amended by inserting the following sentence at the end thereof:
“Nothing in this Agreement or in any other Credit Document shall be construed to limit or affect the obligation of the Credit Parties or any other Person to serve upon the Agents and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Issuing Bank, the Agents and the Lenders pursuant to the Bankruptcy Code.”;
          (ss) Exhibit I of the Revolving DIP Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit II attached hereto; and
          (tt) Schedule 6.1 of the Revolving DIP Credit Agreement is hereby supplemented as set forth on Exhibit III attached hereto.
     1.2. Amendments to the Pledge and Security Agreement. As of the Effective Date:
          (a) Section 2.1 (Grant of Security) of the Pledge and Security Agreement is hereby amended by inserting immediately after the first sentence of such Section 2.1, the following:
“To the extent not otherwise included in the grant of a security interest hereunder, each Grantor hereby pledges and grants to Collateral Agent a security interest in and to and Lien on all of the property, assets or interests in property or assets of such Grantor, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of the “estate” (within the meaning of the Bankruptcy Code) of such Grantor, and all accounts, inventory, goods, contract rights, instruments, documents, chattel paper, patents, trademarks, copyrights and licenses therefor, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property, fixtures, leases, all of the Capital Stock of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)) and all of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each direct Subsidiary of such Credit Party (but excluding the Capital Stock of all Foreign Subsidiaries that are not first-tier Foreign Subsidiaries), all of the Capital Stock of all other Persons directly owned by such Credit Party, money, investment property, deposit accounts, all commercial tort claims and all causes of action arising under the Bankruptcy Code or otherwise (including, without limitation, all the proceeds of Avoidance Actions, but excluding such Avoidance Actions), and all cash and non-cash proceeds, rents, products and profits of any of collateral described above.”; and
          (b) Section 2.2 (Certain Limited Exclusions) of the Pledge and Security Agreement is hereby amended by inserting at the end of clause (b) of Section 2.2, immediately following the words “each Controlled Foreign Corporation”, the following:

“; provided, further, that, such limitations with respect to capital stock of a Controlled Foreign Corporation shall not apply to the extent that the Term Loan Obligations are secured by more than 66% of the Capital Stock of any Controlled Foreign Corporation”.
SECTION 2. AMENDMENT FEE
     2.1. Amendment Fee. The Borrower shall pay to the Administrative Agent for the account of each consenting Lender for which the Administrative Agent shall have received an executed signature page hereto an amendment fee (the “Amendment Fee”) in an amount equal to 1.25% of the aggregate outstanding Revolving Commitment provided by each such consenting Lender, which fee shall be fully earned, due and payable on the Effective Date.
SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS
     3.1. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction, or waiver, of the following conditions:
          (a) the Administrative Agent shall have received this Amendment, duly executed by each of the Credit Parties, the Administrative Agent and each Lender;
          (b) (i) the Company, Holdings, Ableco and the other parties to the Ableco Commitment Letter shall have entered into and closed the Replacement Term Loan DIP Facility on the terms and conditions set forth in the Ableco Commitment Letter and otherwise on terms and conditions satisfactory to the Administrative Agent in its sole discretion (including, without limitation, an intercreditor agreement, between the Administrative Agent and Ableco in the same form as the existing Intercreditor Agreement other than changes thereto in the maximum amounts of the Revolving Credit Facility Cap Amount and the Term Loan Cap Amount (each as defined in the Intercreditor Agreement) to reflect (x) the amounts of the Revolving Commitments (as reduced in Section 1.1(a) of this Amendment) and (y) the Replacement Term Loan DIP Facility), (ii) the Company shall have delivered executed copies of the definitive documentation in connection with the Replacement Term Loan DIP Facility, and (iii) certain of the proceeds of the Replacement Term Loan DIP Facility shall have been used to repay in full and replace the Term Loan Obligations and to repay all outstanding Revolving Loans and Swing Line Loans;
          (c) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects as of the Effective Date;
          (d) the Borrower shall have paid to the Administrative Agent the Amendment Fee;
          (e) the Collateral Agent shall have a valid security interest in, and Lien on, 100% of the voting (and 100% of the non-voting) Capital Stock of each first-tier Foreign Subsidiary; and
          (f) the Bankruptcy Court shall have approved, pursuant to one or more orders in form and substance satisfactory to the Administrative Agent in its sole discretion, (i) the terms of this Amendment, (ii) the payment of all fees and expenses required to be paid by the Borrower hereunder or under the Credit Agreement, including, without limitation, the Amendment Fee, (iii) the continuing Super Priority Nature of Obligations and Lenders’ Liens as set forth in Section 2.24 of the Credit Agreement and as more fully set forth and/or provided for in the Orders, and (iv) the Replacement Term Loan DIP Facility.

SECTION 4. REPRESENTATIONS AND WARRANTIES
     4.1. Representations and Warranties. The Company and each other Credit Party hereby represents and warrants that:
          (a) Corporate Power and Authority. Subject to entry of the Bankruptcy Court order(s) described in Section 3.1(f) above, each Credit Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby in all material respects, and perform its obligations under the Revolving DIP Credit Agreement and the other Credit Documents, in each case in all material respects.
          (b) Authorization of Agreements. Subject to entry of the Bankruptcy Court order(s) described in Section 3.1(f) above, the execution and delivery of this Amendment has been duly authorized by all necessary corporate or equivalent action on the part of each Credit Party that is a party thereto.
          (c) No Conflict. Subject to entry of the Bankruptcy Court order(s) described in Section 3.1(f) above, the execution and delivery by each Credit Party of this Amendment does not and will not (a) violate any provision of any material law or any material governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government in any jurisdiction binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and the Liens securing the Term Loan Obligations); or (d) require any material approval of stockholders, members or partners or any material approval or material consent of any Person under any Material Contract of Holdings or any of its Subsidiaries, except for such material approvals or material consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders and such material approvals or material consents required to be obtained in the ordinary course of business.
          (d) Governmental Consents. Subject to entry of the Bankruptcy Court order(s) described in Section 3.1(f) above, no action, consent or approval of or notice to, registration or other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Revolving DIP Credit Agreement and the other Credit Documents.
          (e) Binding Obligation. This Amendment has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, and subject to entry of the Bankruptcy Court order(s) described in Section 3.1(f) above, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
          (f) Incorporation of Representations and Warranties From Revolving DIP Credit Agreement. The representations and warranties contained in Section 4 (Representations and Warranties) of the Revolving DIP Credit Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          (g) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION 5. ACKNOWLEDGMENT AND CONSENT
          (a) Each of Holdings and certain Subsidiaries of the Company has (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Revolving DIP Credit Agreement and the Collateral Documents subject to the terms and provisions of the Revolving DIP Credit Agreement and the Collateral Documents. Each of Holdings and certain Subsidiaries of the Company who have guaranteed the Obligations are collectively referred to herein as the “Credit Support Parties”, and the Revolving DIP Credit Agreement and the Collateral Documents are collectively referred to herein as the “Credit Support Documents”.
          (b) Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Revolving DIP Credit Agreement and this Amendment and consents to the amendment and waiver of the Revolving DIP Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Revolving DIP Credit Agreement and the Collateral Documents.
          (c) Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
          (d) The Company and each Credit Support Party acknowledges and agrees that, except as expressly provided herein, nothing in the Revolving DIP Credit Agreement, the Pledge and Security Agreement, this Amendment or any other Credit Document shall be deemed to constitute an amendment to or waiver of any Default or Event of Default, or an indication of the Administrative Agent’s or Lender’s willingness to amend or waive, any other provisions of the Credit Documents.
          (e) The Company and each Credit Support Party acknowledges that, following the repayment in full and replacement of the Term Loan Obligations with the Replacement Term Loan DIP Facility, Capstone Advisory Group, LLC shall continue to be engaged solely by counsel to the Administrative Agent, at the Company’s reasonable expense, to provide consulting and advisory services to such counsel in connection with its representation of the Administrative Agent.
SECTION 6. MISCELLANEOUS
          (a) Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders.
          (b) Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          (c) Reference to Revolving DIP Credit Agreement. On and after the Effective Date, each reference in the Revolving DIP Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Revolving DIP Credit Agreement, and each reference in the other Credit Documents to the “Revolving DIP Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Revolving DIP Credit Agreement shall mean and be a reference to the Revolving DIP Credit Agreement as amended by this Amendment.
          (d) Effect on Credit Agreement. Except as specifically amended by this Amendment, the Revolving DIP Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (e) Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Revolving DIP Credit Agreement or any of the other Credit Documents.
          (f) Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
          (g) APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.
          (h) Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.
          (i) Credit Document. This Amendment is a Credit Document.
[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DURA AUTOMOTIVE SYSTEMS, INC.
DURA OPERATING CORP.
DURA SPICEBRIGHT, INC.
ADWEST ELECTRONICS, INC.
ATWOOD AUTOMOTIVE, INC.
ATWOOD MOBILE PRODUCTS, INC.
CREATION GROUP HOLDINGS, INC
CREATION GROUP, INC.
CREATION GROUP TRANSPORTATION,
     INC.
CREATION WINDOWS, INC.
DURA AUTOMOTIVE SYSTEMS CABLE      OPERATIONS, INC.
DURA AUTOMOTIVE SYSTEMS OF INDIANA,      INC.
DURA GLOBAL TECHNOLOGIES, INC.
KEMBERLY, INC.
MARK I MOLDED PLASTICS OF
     TENNESSEE, INC.
SPEC-TEMP., INC.
UNIVERSAL TOOL & STAMPING
     COMPANY, INC.

By:	/s/ Theresa Skotak
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT No. 5]

DURA SHIFTER L.L.C. By: DURA OPERATING CORP., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

DURA AIRCRAFT OPERATING COMPANY, LLC By: DURA OPERATING CORP., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

DURA BRAKE SYSTEMS, L.L.C. By: DURA OPERATING CORP., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

DURA CABLES NORTH LLC By: ATWOOD AUTOMOTIVE, INC., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT No. 5]

DURA CABLES SOUTH LLC By: ATWOOD AUTOMOTIVE, INC., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

DURA FREMONT L.L.C. DURA GLADWIN L.L.C. DURA MANCELONA L.L.C. DURA SERVICES L.L.C.

By:	/s/ Theresa Skotak
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT No. 5]

CREATION WINDOWS, LLC KEMBERLY, LLC

By:	/s/ Theresa Skotak
Name:
Title:

AUTOMOTIVE AVIATION PARTNERS, LLC By: DURA AIRCRAFT OPERATING COMPANY, LLC, Its: MANAGING MEMBER By: DURA OPERATING CORP., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

DURA G.P. By: DURA OPERATING CORP., Its: MANAGING GENERAL PARTNER

By:	/s/ Theresa Skotak
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT No. 5]

TRIDENT AUTOMOTIVE, L.P. By: TRIDENT AUTOMOTIVE LIMITED, Its: GENERAL PARTNER

By:	/s/ Theresa Skotak
Name:
Title:

TRIDENT AUTOMOTIVE, L.L.C. By: TRIDENT AUTOMOTIVE CANADA, CO., Its: MANAGING MEMBER

By:	/s/ Theresa Skotak
Name:
Title:

PATENT LICENSING CLEARINGHOUSE L.L.C. By: MARK I MOLDED PLASTICS OF TENNESSEE, INC., Its: SOLE MEMBER

By:	/s/ Theresa Skotak
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT No. 5]

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Jack F. Morrone
	Name:	Jack F. Morrone
	Title:	Duly Authorized Signatory
[SIGNATURE PAGE TO AMENDMENT No. 5]

BARCLAYS BANK PLC, as a Lender under the Revolving DIP Credit Agreement

By:	/s/ Diane Rolfe
	Name:	Diane Rolfe
	Title:	Director
[SIGNATURE PAGE TO AMENDMENT No. 5]

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender under the Revolving DIP Credit Agreement

By:	/s/ Edward Shuster
	Name:	Edward Shuster
	Title:	Assistant Vice President
[SIGNATURE PAGE TO AMENDMENT No. 5]

Bank of America, N.A., as a Lender under the Revolving DIP Credit Agreement

By:	/s/ Thomas H. Herron
	Name:	Thomas H. Herron
	Title:	Senior Vice President
[SIGNATURE PAGE TO AMENDMENT No. 5]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender under the Revolving DIP Credit Agreement

By:	/s/ Herbert C. Kurn
	Name:	Herbert C. Kurn
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT No. 5]